Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Alan D. Eskow
Executive Vice President and
Chief Financial Officer
973-305-4003

A SUCCESSFUL YEAR FOR VALLEY NATIONAL BANCORP

DESPITE FLAT YIELD CURVE AND MARGIN DECLINE

WAYNE, NJ – January 24, 2006 — Valley National Bancorp (NYSE:VLY) (“Valley”) today reported higher net income of $44.2 million for the fourth quarter, an increase of 5.5 percent over the third quarter and 11.0 percent over the same quarter of 2004. Fourth quarter diluted earnings were $0.40 per share, a 5.3 percent increase over both the third quarter and the same period in 2004. Net income for the year was $163.4 million, a 5.9 percent increase over last year. Even with the additional shares issued in connection with Valley’s two acquisitions earlier this year, the diluted earnings per share for 2005 were $1.49 compared to $1.48 for 2004.

The favorable results for the quarter and full year reflect the increase in net interest income of 5.4 percent and 7.0 percent over last year in spite of declines in the net interest margin. The net interest margin declined to 3.55 percent for the quarter and 3.69 percent for the full year. The quarter and full year also include losses on securities transactions, lower loan sale gains and lower income tax expense compared to the prior periods.

Chairman’s Comments

Gerald H. Lipkin, Valley’s Chairman, President and CEO said, “We just completed a year that included two successful acquisitions, which increased our branch network by 20 percent. However, it was a year that also included a flat and now inverted yield curve. The result was a net interest margin that impacted negatively on our traditional source of income as a spread bank.

Despite the yield curve, we increased loans during the year and the quarter. During the last three quarters we were able to increase total loan yields between 13 and 19 basis points during each period. We expect this trend to continue in 2006 as a result of our pricing, as well as anticipated Federal Reserve increases in short term rates. We remain steadfast to maintain our credit quality and asset-liability composition in the current marketplace, as we believe these strategies will be beneficial in the long-run.

During the quarter deposit costs increased more rapidly than loan yields mostly as a result of competitive pricing in our marketplace. In addition, some of our deposit base is tied to variable market rates. These two items negatively impacted the net interest income and the net interest margin. Management has taken action to stabilize the margin beginning in the first quarter of 2006.

Our investment portfolio decreased during the quarter through normal principal paydowns and the sale of $58 million of lower yielding securities. As long as the yield curve remains flat or inverted, we expect the investment portfolio to decline through attrition and we will utilize the cash flow to decrease borrowings or fund loan growth.

Valley National Bancorp (NYSE: VLY)

2005 4th Quarter Earnings

January 24, 2006

We continue to closely monitor and control expenses and will not deviate from our underwriting standards. We plan on opening a number of new branches in 2006 in our traditional territory, however we may also look to expand to other markets to increase our footprint to grow deposits and loans.”

Net Interest Income and Margin

Net interest income on a tax equivalent basis increased $26.5 million or 7.0 percent for the full year 2005 over 2004 despite a decline in the net interest margin of 25 basis points over the same period. For the fourth quarter 2005 net interest income on a tax equivalent basis was $102.8 million, $1.8 million less than the third quarter of 2005 and the net interest margin declined 11 basis points to 3.55 percent. The decline during the quarter was the result of the flat and partially inverted yield curve, higher priced deposits due mainly to competition, a switch from some floating rate borrowings to longer term fixed rate borrowings and a decline of investment security balances mostly through attrition.

Loans and Deposits

Average loans on a linked quarter basis increased by $144.4 million or 7.3 percent while loans increased by $50.7 million or 2.5 percent annualized for the fourth quarter. Compared to 2004, loans for the year increased by 17.3 percent, while organic loan growth on an annual basis was 7.4 percent, excluding the loans acquired as a result of Valley’s acquisitions.

The most significant growth during the fourth quarter was in the commercial, residential and construction loan sectors. Commercial loans increased despite the traditional seasonal paydowns of the New York lines of credit which generally continue through the first quarter. Automobile lending decreased during the quarter as a result of slower automobile sales after the summer and fall special programs offered by the major automobile manufacturers.

Valley continues to price strategically to increase deposits in one of the most competitive deposit markets in the United States. However, on a continuing basis, Valley balances the growth of traditional core deposits against alternative wholesale funding vehicles.

Non-Interest Income

Non-interest income for the fourth quarter of 2005 decreased $3.6 million compared to the third quarter mainly due to security losses. For 2005, non-interest income decreased $10.6 million primarily as a result of net securities losses of $461 thousand compared to $6.5 million in net gains during 2004. Reduced title insurance commissions, call premiums and loan servicing fees as well as lower gains from residential mortgage loan sales also contributed to this decrease. These decreases were partly offset by higher service charge income and income from Bank Owned Life Insurance.

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Valley National Bancorp (NYSE: VLY)

2005 4th Quarter Earnings

January 24, 2006

Non-Interest Expense

Non-interest expense for the fourth quarter of 2005 decreased to $60.0 million or 2.5 percent, when compared to the linked quarter ended September 30, 2005. The decrease is mainly due to lower employee benefit expense and decreased occupancy expenses. For 2005, non-interest expense increased by 8.0 percent or $17.5 million mostly due to operating expenses related to the Shrewsbury and NorCrown mergers combined with additional regulatory related expenses.

Income Tax Expense

Income tax expense was $66.8 million for 2005, reflecting an effective tax rate of 29.0 percent, compared with $74.2 million, reflecting an effective tax rate of 32.5 percent for 2004. This decrease was a result of increased low income housing tax credits, increased investment in tax exempt investments, decreased state income tax expense and tax benefits recognized during management’s reassessment of required tax accruals.

Income tax expense was $11.1 million for the fourth quarter of 2005, reflecting an effective tax rate of 20.0 percent, compared with $16.8 million, or 29.6 percent for the comparable 2004 period. This decrease is primarily due to the same items noted above.

For 2006, Valley anticipates an effective tax rate similar to the full year of 2005. This rate is projected based upon tax planning implemented during the latter half of 2005 and is anticipated to continue through 2006 unless there are changes in levels of non-taxable income, changes in tax planning strategies or unexpected changes in federal or state income tax laws.

Credit Quality

Net charge-offs for the fourth quarter were $1.5 million compared to $1.0 million for the third quarter of 2005 and $2.8 million for the fourth quarter of 2004. The provision for loan losses was $1.5 million for the fourth quarter 2005 compared to $1.1 million for the third quarter of 2005 and $3.2 million for the fourth quarter of 2004.

Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $27.8 million, or 0.34 percent of loans and OREO, at December 31, 2005, compared to $25.8 million or 0.32 percent of loans and OREO at September 30, 2005 and $30.8 million or 0.44 percent of loans and OREO at December 31, 2004.

Loans past due 90 days or more and still accruing at December 31, 2005 were $4.4 million, or 0.05 percent of $8.1 billion of total loans, compared to $6.8 million at September 30, 2005 and $2.9 million at December 31, 2004. Total loans past due in excess of 30 days were 0.89 percent of all loans at December 31, 2005 compared with 0.73 percent at September 30, 2005 and 0.90 percent at December 31, 2004.

Balance Sheet

Valley’s financial measurements remain excellent. For the quarter and year ended December 31, 2005, Valley achieved a return on average equity of 19.16 percent and 19.17 percent, respectively. The return on average tangible equity was 25.10 percent and 23.61 percent for the same periods.

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Valley National Bancorp (NYSE: VLY)

2005 4th Quarter Earnings

January 24, 2006

For the quarter and year ended December 31, 2005, Valley achieved a return on average assets of 1.43 percent and 1.39 percent and an efficiency ratio of 51.3 percent and 50.3 percent, respectively. Valley’s risk-based capital ratios at December 31, 2005 were 10.28 percent for Tier 1 capital, 12.16 percent for total capital and 7.82 percent for Tier 1 leverage.

Valley National Bancorp is a regional bank holding company with over $12 billion in assets, headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 163 offices in 105 communities serving 12 counties throughout northern and central New Jersey and Manhattan.

Forward Looking Statement

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of unanticipated economic conditions and legal and regulatory barriers including compliance issues related to AML/BSA compliance and the development of new tax strategies or the disallowance of prior tax strategies and the ability of Valley to successfully integrate NorCrown and Shrewsbury without the loss of significant loan and deposit business. Valley assumes no obligation for updating any such forward-looking statement at any time.

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-Tables to Follow-

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Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except for share data)	2005	2004	2005	2004
FINANCIAL DATA:
Net income	$44,248	$39,851	$163,449	$154,398
Net interest income	101,104	95,945	398,425	372,319
Net interest income - FTE (2)	102,803	97,585	405,234	378,708
Weighted Average Number of Shares Outstanding:
Diluted	111,642,960	104,262,487	109,351,675	104,137,633
Per share data:
Basic earnings	$0.40	$0.38	$1.50	$1.49
Diluted earnings	0.40	0.38	1.49	1.48
Cash dividends declared	0.22	0.21	0.87	0.85
Book value	8.37	6.82	8.37	6.82
Tangible book value (1)	6.42	6.37	6.42	6.37
Closing stock price - high	25.03	27.09	26.50	27.09
Closing stock price - low	22.03	24.60	22.03	23.00

FINANCIAL RATIOS:
Net interest margin - FTE (2)	3.55%	3.90%	3.69%	3.94%
Return on average assets	1.43	1.50	1.39	1.51
Return on average equity	19.16	22.70	19.17	22.77
Return on average tangible equity (1)	25.10	24.30	23.61	24.54
Efficiency ratio (3)	51.34	48.91	50.32	48.19

AVERAGE BALANCE SHEET ITEMS:
Assets	$12,410,834	$10,644,006	$11,758,090	$10,242,679
Interest earning assets	11,582,963	10,003,378	10,989,382	9,616,170
Loans	8,106,582	6,913,293	7,637,973	6,541,993
Interest bearing liabilities	9,465,024	8,095,754	8,949,683	7,770,425
Deposits	8,662,161	7,528,894	8,258,388	7,373,992
Shareholders’ equity	923,580	702,219	852,834	678,068

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2005	2004	2005	2004
ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$75,180	$65,324	$65,699	$64,650
Provision for loan losses	1,538	3,204	4,340	8,003
Charge-offs	2,448	4,976	7,601	13,138
Recoveries	918	2,147	3,498	6,184
Allowance for loan losses - Shrewsbury and NorCrown	0	0	9,252	0
End of period	$75,188	$65,699	$75,188	$65,699

	As of December 31,
	2005	2004
BALANCE SHEET ITEMS:
Assets	$12,434,005	$10,763,391
Loans	8,133,954	6,934,315
Deposits	8,570,001	7,518,739
Shareholders’ equity	931,910	707,598

CAPITAL RATIOS:
Tier 1 leverage ratio	7.82%	8.28%
Risk-based capital - Tier 1	10.28	11.12
Risk-based capital - Total Capital	12.16	11.95

ASSET QUALITY:
Non-accrual loans	$25,794	$30,274
Other real estate owned (OREO)	2,023	480
Total non-performing assets	27,817	30,754
Loans past due 90 days or more and still accruing	4,442	2,870

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.34%	0.44%
Allowance for loan losses to loans	0.92	0.95
Net charge-offs to average loans	0.05	0.11

Valley National Bancorp

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

(1)	This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of Valley’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Valley’s financial results and facilitates comparisons with the performance of peers within the financial services industry.

Tangible book value and return on average tangible equity, which represent non-GAAP measures, are computed as follows:

•	Tangible book value is computed by dividing total shareholders’ equity less goodwill and other intangible assets by shares outstanding.

•	Return on average tangible equity is computed by dividing net income by average shareholders’ equity less average goodwill and average identifiable intangible assets.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except for share data)	2005	2004	2005	2004
Shareholders’ equity - as reported	$931,910	$707,598	$931,910	$707,598

Less: goodwill	179,898	18,732	179,898	18,732
Less: other intangible assets	37,456	27,156	37,456	27,156

Tangible equity	714,556	661,710	714,556	661,710

Common shares outstanding	111,326,717	103,798,312	111,326,717	103,798,312

Tangible book value	$6.42	$6.37	$6.42	$6.37

Net income - as reported	$44,248	$39,851	$163,449	$154,398

Average shareholders’ equity	923,580	702,219	852,834	678,068
Less: Average goodwill and other intangible assets	218,451	46,187	160,607	48,805

Average tangible shareholders’ equity	705,129	656,032	692,227	629,263

Annualized return on average tangible equity	25.10%	24.30%	23.61%	24.54%

(2)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

(3)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

SHAREHOLDER RELATIONS

Requests for copies of reports and/or other inquiries should be directed to Dianne Grenz, Director of Shareholder and Public Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except per share data)

	December 31,
	2005	2004
Assets
Cash and due from banks	$260,045	$163,371
Securities:
Available for sale	2,038,894	1,883,729
Held to maturity	1,229,190	1,292,338
Trading account	4,208	2,514

Total securities	3,272,292	3,178,581

Loans held for sale	3,497	2,157
Loans	8,130,457	6,932,158
Less: Allowance for loan losses	(75,188)	(65,699)

Loans, net	8,055,269	6,866,459

Premises and equipment, net	182,739	161,473
Due from customers on acceptances outstanding	11,314	11,294
Accrued interest receivable	57,280	46,737
Intangible assets	217,354	45,888
Bank owned life insurance	182,789	170,602
Other assets	191,426	116,829

Total assets	$12,434,005	$10,763,391

Liabilities
Deposits:
Non-interest bearing	$2,048,218	$1,768,352
Interest bearing:
Savings	4,026,249	3,591,986
Time	2,495,534	2,158,401

Total deposits	8,570,001	7,518,739

Federal funds purchased and securities sold under agreements to repurchase	569,427	493,654
Treasury tax and loan account and other short-term borrowings	14,605	16,637
Long-term debt	2,244,113	1,890,170
Bank acceptances outstanding	11,314	11,294
Accrued expenses and other liabilities	92,635	125,299

Total liabilities	11,502,095	10,055,793

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 164,894,580 shares; issued 111,419,037 shares in 2005 and 103,827,183 shares in 2004	39,302	34,930
Surplus	741,456	437,659
Retained earnings	177,332	232,431
Unallocated common stock held by the employee benefit plan	0	(88)
Accumulated other comprehensive (loss) gain	(24,036)	3,355

	934,054	708,287

Treasury stock, at cost (92,320 common shares in 2005 and 28,871 in 2004)	(2,144)	(689)

Total shareholders’ equity	931,910	707,598

Total liabilities and shareholders’ equity	$12,434,005	$10,763,391

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended December 31,
	2005	2004
Interest Income
Interest and fees on loans	$126,982	$100,045
Interest and dividends on investment securities	42,272	37,163
Interest on federal funds sold and other short-term investments	600	96

Total interest income	169,854	137,304

Interest Expense
Interest on deposits:
Savings deposits	18,620	7,354
Time deposits	20,781	12,570
Interest on other borrowings	29,349	21,435

Total interest expense	68,750	41,359

Net Interest Income	101,104	95,945
Provision for loan losses	1,538	3,204

Net interest income after provision for loan losses	99,566	92,741
Non-Interest Income
Trust and investment services	2,145	2,118
Insurance premiums	2,652	3,164
Service charges on deposit accounts	5,643	5,126
(Losses) Gains on securities transactions, net	(3,140)	1,264
Fees from loan servicing	1,740	1,865
Gains on sales of loans, net	540	739
Bank owned life insurance	1,921	1,554
Other	4,200	5,358

Total non-interest income	15,701	21,188

Non-Interest Expense
Salary expense	27,171	25,386
Employee benefit expense	5,611	7,339
Net occupancy expense	10,538	9,263
Amortization of intangible assets	2,446	1,992
Other	14,199	13,314

Total non-interest expense	59,965	57,294

Income before income taxes	55,302	56,635
Income tax expense	11,054	16,784

Net Income	$44,248	$39,851

Earnings Per Share:
Basic	$0.40	$0.38
Diluted	$0.40	$0.38
Weighted Average Number of Shares Outstanding:
Basic	111,250,155	103,685,814
Diluted	111,642,960	104,262,487

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Twelve Months Ended December 31,
	2005	2004
Interest Income
Interest and fees on loans	$461,443	$370,921
Interest and dividends on investment securities	162,397	147,709
Interest on federal funds sold and other short-term investments	1,244	296

Total interest income	625,084	518,926

Interest Expense
Interest on deposits:
Savings deposits	55,456	23,115
Time deposits	67,601	46,832
Interest on other borrowings	103,602	76,660

Total interest expense	226,659	146,607

Net Interest Income	398,425	372,319
Provision for loan losses	4,340	8,003

Net interest income after provision for loan losses	394,085	364,316

Non-Interest Income
Trust and investment services	8,204	8,432
Insurance premiums	11,719	13,982
Service charges on deposit accounts	22,382	20,242
(Losses) Gains on securities transactions, net	(461)	6,475
Fees from loan servicing	7,011	8,010
Gains on sales of loans, net	2,108	3,039
Bank owned life insurance	7,053	6,199
Other	15,692	17,949

Total non-interest income	73,708	84,328

Non-Interest Expense
Salary expense	105,988	99,325
Employee benefit expense	26,163	24,465
Net occupancy expense	41,669	36,374
Amortization of intangible assets	8,797	8,964
Other	54,949	50,921

Total non-interest expense	237,566	220,049

Income before income taxes	230,227	228,595
Income tax expense	66,778	74,197

Net Income	$163,449	$154,398

Earnings Per Share:
Basic	$1.50	$1.49
Diluted	$1.49	$1.48
Weighted Average Number of Shares Outstanding:
Basic	108,948,978	103,604,828
Diluted	109,351,675	104,137,633

Valley National Bancorp

(dollars in thousands)

	End of Period - 12/31/05 Loan Portfolio	End of Period - 09/30/05 Loan Portfolio	End of Period - 06/30/05 Loan Portfolio	End of Period - 03/31/05 Loan Portfolio	End of Period - 12/31/04 Loan Portfolio
Commercial Loans	$1,450,559	$1,416,091	$1,368,499	$1,310,757	$1,261,854

Construction	471,560	459,935	457,258	435,812	368,120
Residential Mortgage	2,085,861	2,061,366	2,044,527	1,980,833	1,853,708
Commercial Mortgage	2,234,950	2,230,586	2,189,195	1,877,144	1,745,155

Total Mortgage Loans	4,792,371	4,751,887	4,690,980	4,293,789	3,966,983

Home Equity	565,960	571,441	559,049	554,534	517,325
Credit Card	9,044	8,764	8,849	8,745	9,691
Automobile	1,221,525	1,233,125	1,104,749	1,064,150	1,079,050
Other Consumer	94,495	101,956	112,665	89,050	99,412

Total Consumer Loans	1,891,024	1,915,286	1,785,312	1,716,479	1,705,478

Total Loans	$8,133,954	$8,083,264	$7,844,791	$7,321,025	$6,934,315

	Quarter End - 12/31/05			Quarter End - 09/30/05			Quarter End - 06/30/05			Quarter End - 03/31/05			Quarter End - 12/31/04
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$8,106,582	$127,026	6.27%	$7,962,189	$122,127	6.14%	$7,480,523	$111,225	5.95%	$6,986,730	$101,235	5.80%	$6,913,293	$100,085	5.79%
Taxable Investments	3,115,049	39,196	5.03%	3,114,714	38,549	4.95%	2,960,641	37,439	5.06%	2,809,959	34,882	4.97%	2,749,399	34,191	4.97%
Non-Taxable Investments	301,445	4,731	6.28%	313,324	4,799	6.13%	325,138	4,854	5.97%	323,590	4,587	5.67%	322,141	4,572	5.68%
Fed Funds and Other Int. Earning Assets	59,887	600	4.01%	30,114	247	3.28%	34,900	291	3.34%	12,067	106	3.51%	18,545	96	2.07%

Total Int. Earning Assets	11,582,963	171,553	5.92%	11,420,341	165,722	5.80%	10,801,202	153,809	5.70%	10,132,346	140,810	5.56%	10,003,378	138,944	5.56%

Other Assets	827,871			835,459			782,486			626,066			640,628

Total Average Assets	$12,410,834			$12,255,800			$11,583,688			$10,758,412			$10,644,006

Liabilities and Shareholders’ Equity
Savings	$4,206,136	$18,620	1.77%	$4,249,153	$16,129	1.52%	$3,993,938	$12,073	1.21%	$3,658,713	$8,634	0.94%	$3,569,992	$7,354	0.82%
Time Deposits	2,482,182	20,781	3.35%	2,430,264	18,162	2.99%	2,285,187	15,739	2.75%	2,093,702	12,919	2.47%	2,157,664	12,570	2.33%
S/T Borrowings	584,695	5,099	3.49%	555,043	4,298	3.10%	535,485	3,769	2.82%	590,699	3,350	2.27%	508,105	2,235	1.76%
Long-term Debt	2,192,011	24,250	4.43%	2,074,478	22,522	4.34%	1,960,288	20,647	4.21%	1,889,266	19,667	4.16%	1,859,993	19,200	4.13%

Interest Bearing Liabilities	9,465,024	68,750	2.91%	9,308,938	61,111	2.63%	8,774,898	52,228	2.38%	8,232,380	44,570	2.17%	8,095,754	41,359	2.04%

Non-Interest Bearing Deposits	1,973,843			1,964,872			1,921,119			1,757,545			1,801,238
Other Liabilities	48,387			60,013			40,457			52,968			44,795
Shareholders’ Equity	923,580			921,977			847,214			715,519			702,219

Total Average Liabilities and Shareholders’ Equity	$12,410,834			$12,255,800			$11,583,688			$10,758,412			$10,644,006

Net Interest Income and Margin - tax equivalent basis		$102,803	3.55%		$104,611	3.66%		$101,581	3.76%		$96,240	3.80%		$97,585	3.90%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.